UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING CONTAINS A CURRENT REPORT ON FORM 8-K FILED BY ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. ON SEPTEMBER 16, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, Allscripts Healthcare Solutions, Inc. (“Allscripts”) entered into an Agreement and Plan of Merger dated as of March 17, 2008 (the “Merger Agreement”) with Misys plc (“Misys”), Misys Healthcare Systems, LLC (“MHS”), an indirect wholly-owned subsidiary of Misys, and Patriot Merger Company, LLC, pursuant to which, among other things, and subject to the satisfaction or, where permissible, waiver of the conditions set forth therein, MHS will become a wholly-owned subsidiary of Allscripts.

Misys Financing with Lehman Brothers

On September 16, 2008 Misys and Allscripts each issued a press release regarding the impact of recent events at Lehman Brothers. In connection with the proposed transactions contemplated by the Merger Agreement, Lehman Brothers committed to a $305 million term and revolving credit facility agreement dated March 19, 2008 (as amended and restated on July 22, 2008) with Misys in order to fund a portion of the $330 million payment by Misys to Allscripts contemplated by the Merger Agreement.

Misys has stated that it has been unable to confirm whether Lehman Brothers will be able to fulfill its role under this facility and has therefore commenced the process of identifying other funding alternatives and is in discussions with several other debt providers. The consummation of the transactions contemplated by the Merger Agreement is not subject to a financing condition.

Given the circumstances, Allscripts intends to adjourn its 2008 annual meeting of stockholders, scheduled for Monday September 22, 2008 to October 6, 2008, the same date to which Misys has determined to adjourn its extraordinary general meeting.

Copies of the above referenced press releases of Misys and Allscripts are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Convertible Debenture Complaint

Also on September 15, 2008, Allscripts received notice that LaSalle Bank N.A., solely in its capacity as indenture trustee (“LaSalle”), filed a complaint in the Supreme Court of the State of New York, County of New York, on behalf of the holders of Allscripts’ 3.50% Convertible Senior Debentures Due 2024 (the “Debentures”) seeking payment of the “Additional Shares” (as defined in the Indenture dated as of July 6, 2004 between LaSalle and Allscripts (the “Indenture”)) in connection with the transactions contemplated by the Merger Agreement. Allscripts believes that the complaint is without merit and will vigorously contest the claims set forth in the complaint.

Allscripts does not expect the complaint to affect its ability to complete the transactions contemplated by the Merger Agreement or the timing thereof.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving a subsidiary of Allscripts and MHS, a wholly owned subsidiary of Misys. In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLSCRIPTS AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its definitive proxy statement for the 2008 Annual Meeting of Stockholders, which was filed with the SEC on August 21, 2008.

Forward-Looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Such factors may include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the

SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Exhibit 99.1	Misys plc Press Release dated September 16, 2008

Exhibit 99.2	Allscripts Healthcare Solutions, Inc. Press Release dated September 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: September 16, 2008	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Misys plc Press Release dated September 16, 2008

Exhibit 99.2	Allscripts Healthcare Solutions, Inc. Press Release dated September 16, 2008

EXHIBIT 99.1

MISYS PLC

MERGER UPDATE RE: MERGER OF MISYS HEALTHCARE AND A SUBSIDIARY OF

ALLSCRIPTS

London, (September 16, 2008) - Misys (FTSE: MSY), notes recent events involving Lehman Brothers. As part of the proposed merger of Misys Healthcare Systems, LLC (“MHS”) with a subsidiary of Allscripts Healthcare Solutions, Inc. (“Allscripts”), Lehman Brothers committed to a $305 million term and revolving credit facility agreement with Misys, dated 19 March 2008 (as amended and restated on 22 July 2008) in order to fund a portion of the payment by Misys to Allscripts.

Given events surrounding the future of Lehman Brothers, we are unable to get certainty as to whether Lehman Brothers will be able to fulfill its role under this facility. Consequently Misys has already commenced the process of identifying other funding alternatives and is in discussions with several debt providers with a view to ensuring sufficient funds are available at completion of the proposed merger with Allscripts’ subsidiary.

Misys’ existing debt financing is not sourced from Lehman Brothers and as such is not affected by Lehman Brothers’ current trading position. In addition, Lehman Brothers is currently a customer for the Misys Loan IQ and Misys Summit products: however, amounts outstanding for receivables and contracted future revenue are immaterial to the Misys Group.

Given the current circumstances, the Board of Misys has taken the decision to adjourn the extraordinary general meeting (“EGM”) convened to approve the merger on Monday 22 September 2008. The EGM will be reconvened on 6 October 2008 to allow Misys and its shareholders a sufficient period of time to address the Lehman Brothers’ situation. Further details relating to the reconvened EGM will be circulated to shareholders in due course. Misys continues to support the merger of MHS with Allscripts’ subsidiary and Misys and Allscripts are working together to bring the transaction to a successful conclusion.

ENDS

MEDIA INQUIRIES	ANALYST / INVESTOR INQUIRIES
Carl Gibson	John Kiernan
T: +44(0) 20 3320 5526	T: + 44 (0)20 3320 5596
T: +1 917 804 0910	T: + 1 914 821 2606
M: +44 (0) 782 523 6473	M: + 1 646 233 9954
Email: carl.gibson@misys.com	Email: john.kiernan@misys.com

About Misys plc

Misys plc (FTSE: MSY.L), provides integrated, comprehensive solutions that deliver significant results to organisations in the financial services and healthcare industries. We maximise value for our customers by combining our deep knowledge of their business with our commitment to their success.

In banking and treasury & capital markets, Misys is a market leader, with over 1,200 customers, including all of the world’s top 50 banks. In healthcare, Misys is a market leader, serving more than

110,000 physicians in 18,000 practice locations and 600 home care providers. Misys employs around 4,500 people who serve customers in more than 120 countries.

We aspire to be the world’s best application software and services company, delivering results for the most important industries in the world.

Misys: Experience, Solutions, Results

Contact us today, visit: www.misys.com

EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Update on Allscripts-Misys Transaction

CHICAGO, IL – September 16, 2008 – Allscripts Healthcare Solutions, Inc. (“Allscripts”) (NASDAQ: MDRX), the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, announced today that Misys plc (“Misys”) has issued a press release regarding recent events at Lehman Brothers. In connection with the proposed transactions contemplated by an Agreement and Plan of Merger dated as of March 17, 2008 by and among Allscripts, Misys, Misys Healthcare Systems, LLC (“MHS”) and Patriot Merger Company, LLC (the “Merger Agreement”), Lehman Brothers committed to a $305 million term and revolving credit facility agreement dated March 19, 2008 (as amended and restated on July 22, 2008) with Misys in order to fund a portion of the $330 million payment by Misys to Allscripts contemplated by the Merger Agreement.

Misys has stated that it has been unable to confirm whether Lehman Brothers will be able to fulfill its role under this facility and has therefore commenced the process of identifying other funding alternatives and is in discussions with several other debt providers. The consummation of the transactions contemplated by the Merger Agreement is not subject to a financing condition.

Given the circumstances, Allscripts intends to adjourn its 2008 annual meeting of stockholders scheduled for Monday September 22, 2008 to October 6, 2008, the same date to which Misys has determined to adjourn its extraordinary general meeting. Allscripts continues to support the transactions contemplated by the Merger Agreement, and is working together with Misys to bring the transactions to a successful conclusion. Glen Tullman, Allscripts’ chief executive officer added “While the events surrounding Lehman Brothers are unfortunate, we nevertheless remain excited about the transactions with Misys and believe they are in the best interests of our stockholders and clients.”

About Allscripts

Allscripts (Nasdaq: MDRX) is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The company’s unique solutions inform, connect and transform healthcare, delivering improved care at lower cost. More than 40,000 physicians and thousands of other healthcare professionals in clinics, hospitals and extended care facilities nationwide utilize Allscripts to automate everyday tasks such as writing prescriptions, documenting patient care, managing billing and scheduling, and safely discharging patients, as well as to connect with key information and stakeholders in the healthcare system. To learn more, visit Allscripts at www.allscripts.com.

Forward-Looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving Allscripts, Misys Healthcare Systems, LLC (“MHS”) and Misys plc (“Misys”), including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or conditions and approvals are also forward-looking statements. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Such factors may include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the transactions will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Allscripts Contacts:

Dan Michelson

Chief Marketing Officer

312-506-1217

dan.michelson@allscripts.com

Todd Stein

Senior Manager/Public Relations

312-506-1216

todd.stein@allscripts.com